UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8‑K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 17, 2014
TOR Minerals International, Inc. (Exact Name of Registrant as Specified in Its Charter) Delaware (State or Other Jurisdiction of Incorporation)
0-17321 (Commission File Number) 722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	74-2081929 (IRS Employer Identification No.) 78402 (Zip Code)
(361) 883-5591 (Registrant's Telephone Number, Including Area Code) N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 17, 2014, TOR Minerals International, Inc. (the "Company") entered into the third amendment (the "Amendment") with American Bank, N.A. (the "Lender").  Under the terms of the Amendment, which has an effective date of January 1, 2014, the Company is required to pledge a certificate of deposit in the amount of $350,000 as additional security against the outstanding loan balance of $910,447.00.  In addition, the Company will be required to maintain a ratio of cash flow to debt service as follows:

1.      at least 1.25 to 1.0 measured on a rolling four-quarter basis beginning with the four-quarter period ending December 31, 2010, and ending with the four-quarter period ending September 30, 2013;

2.      at least 1.0 to 1.0 for the four months ending April 30, 2014;

3.      at least 1.0 to 1.0 for the six months ending June 30, 2014;

4.      at least 1.0 to 1.0 for the nine months ending September 30, 2014;

5.      at least 1.25 to 1.0 for the twelve months ending December 31, 2014; and

6.      at least 1.25 to 1.0 measured on a rolling, four-quarter basis beginning with the four-quarter period ending March 31, 2015, and similarly measured at the end of each quarter thereafter.

ITEM 2.03           CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information contained in Item 1.01 of this report is incorporated herein by reference.

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ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

Exhibits. The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-B:
Exhibit Number 10.1	Description Third Amendment to Loan Agreement with American Bank
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: January 22, 2014	/s/ BARBARA RUSSELL
Barbara Russell Chief Financial Officer

EXHIBIT INDEX

Exhibit Number 10.1	Description Third Amendment to Loan Agreement with American Bank
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